Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
HAMILTON INSURANCE GROUP, LTD.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities.

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Class B common shares, par value $0.01 per share	Other	8,561,440(3)	$18.00	$154,105,920	0.00014760	$22,746.03
Equity	Class B common shares, par value $0.01 per share	Other	2,709,737(4)	$18.00	$48,775,266	0.00014760	$7,199.23
Equity	Class B common shares, par value $0.01 per share	Other	1,050,000(5)	$10.00(5)	$10,500,000(5)	0.00014760	$1,549.80
Total Offering Amounts							$31,495.06
Total Fee Offsets							$0.00
Net Fees Due							$31,495.06
(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement on Form S-8 (the “Registration Statement”) to which this exhibit relates shall cover an indeterminable number of additional Class B common shares, par value $0.01 per share (“Common Shares”), of Hamilton Insurance Group, Ltd. (the “Company” or “Registrant”) that become issuable under the Hamilton Insurance Group, Ltd. 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”) and the Hamilton Insurance Group, Ltd. 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”) by reason of any share split, share dividend, recapitalization or other similar transactions affecting the Common Shares.
(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, based on the maximum price per Common Share of $18.00 set forth in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 1, 2023.
(3)Represents the 8,561,440 Common Shares of the Company reserved and available for issuance under the 2023 Equity Incentive Plan. To the extent that any restricted share units or performance share units discussed under footnote (4) or warrants discussed under footnote (5) outstanding under the 2013 Equity Incentive Plan are forfeited, cancelled, expire unexercised, are settled in cash or otherwise terminated without a delivery to the grantee of the full number of shares to which the award related, the number of shares that are undelivered, up to a maximum of 3,759,737 Common Shares, will be available for issuance under the 2023 Equity Incentive Plan. The 2023 Equity Incentive Plan provides that an additional number of Common Shares will automatically be added to the shares authorized for issuance under the 2023 Equity Incentive Plan on January 1st of each year, from January 1, 2025 through January 1, 2033. The number of shares added each year will be equal to: (a) 2% of the total number of Common Shares outstanding on December 31st of the preceding fiscal year; or (b) such lesser number of Common Shares as is determined by the Registrant’s board of directors for the applicable year. This explanation is provided for information purposes only. The issuance of such additional shares is not being registered on this Registration Statement.
(4)Represents the 2,709,737 Common Shares of the Company reserved and available for issuance upon the settlement of restricted share units and performance share units previously granted and outstanding under the 2013 Equity Incentive Plan as of the date of this Registration Statement. No additional awards can be granted under the 2013 Equity Incentive Plan.
(5)Represents the 1,050,000 Common Shares of the Company reserved and available for issuance upon the exercise of warrants previously granted and outstanding under the 2013 Equity Incentive Plan as of the date of this Registration Statement. No additional awards can be granted under the 2013 Equity Incentive Plan. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the Common Shares reserved for issuance upon the exercise of outstanding warrants granted under the 2013 Equity Incentive Plan are determined using the exercise price of $10 per share for such outstanding warrants.

Table 2: Fee Offset Claims and Sources
Not applicable.